AMENDMENT NO. 6 TO MANAGEMENT AGREEMENT

                                     BETWEEN

                            INTEGRAMED AMERICA, INC.

                                       AND

                       FERTILITY CENTERS OF ILLINOIS, S.C.


         THIS AMENDMENT NO. 6 TO MANAGEMENT AGREEMENT is dated as of July 1, 1999 by and between IntegraMed America, Inc., a Delaware corporation, with its principal place of business at One Manhattanville Road, Purchase, New York 10577 ("INMD") and Fertility Centers of Illinois, S.C., an Illinois medical corporation, with its principal place of business at 3000 North Halsted Street, Suite 509, Chicago, Illinois 69657 ("FCI").

                                    RECITALS:

         INMD and FCI entered into a management agreement dated February 28, 1997, as amended, with an effective date of August 19, 1997 (the "Management Agreement");

         INMD and FCI desire to amend and restate certain financial terms and conditions of the Management Agreement governing their relationship.

         NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, and as contained in the Management Agreement, INMD and FCI agree as follows:

         1. Section 1.1.4 of Article I is hereby deleted in its entirety and the following is substituted therefor, effective July 1, 1999:

                  "1.1.4  "Costs  of  Services"  shall  mean  all  ordinary  and necessary expenses of FCI and all direct ordinary and necessary operating expenses of INMD, without mark-up, incurred in connection with the management of FCI's medical practice, as more specifically described in Section 2.1; provided, however, Costs of Services shall be adjusted for Pass-Throughs."

         2. Section 1.1.13 of Article I is hereby deleted in its entirety and the following is substituted therefor, effective July 1, 1999:

                  "1.1.13 "Revenues" shall mean the sum of all Physician and Other Professional Revenues, and FCI Management Fees; provided, however, Revenues shall be adjusted for Pass-Throughs."


         3. Article I is hereby amended to add a new Section 1.1.15, effective July 1, 1999, as follows:

                  "1.1.15 " Pass Throughs" shall mean those amounts, under capitation arrangements identified in certain managed care, HMO, Preferred Provider or similar agreement, which FCI is obligated to remit to third-party health care providers, for goods or services, out of the capitation payment received by FCI under such capitation arrangements. For any payment to a third party to qualify as a Pass-Through the payment must (i) be linked to a capitation contract (ii) further, be linked to a subcapitation contract that transfers full risk to a third-party health care provider for the provision of specified goods and/or services, and (iii) have the prior approval of INMD for the exclusion of the amounts from FCI's Revenues."

         4. Section 6.1.3 is hereby deleted in its entirety and the following substituted therefor, effective July 1, 1999:

                  "6.1.3 during each year of this Agreement, a Base Management Fee, paid monthly, of an amount equal to six percent (6%) of the first $8.0 million of FCI's Revenues; five percent (5%) of FCI's Revenues over $8.0, but less than $12 million; and four percent (4%) of FCI's Revenues of $12 million and above."

         5. Section 6.1.4 of the Management Agreement is hereby deleted in its entirety and the following is hereby substituted therefor, effective July 1, 1999:

                  "6.1.4 an Additional Management Fee in accordance with the following table:

                         July 1, 1999 to August 19, 2002
                         -------------------------------

         Cost of Services plus the Base
         Management Fee as a % of Revenues           Additional Management Fee
         ---------------------------------           -------------------------

         55% and below                                 10.5% of Revenues
         55.01% to 65%                                  8.5% of Revenues
         65.01% to 75%                                  6.5% of Revenues
         75.01% to 80%                                  4.5% of Revenues
         80.01% or more                                   0% of Revenues

                       August 20, 2002 to August 19, 2022
                       ----------------------------------

         Cost of Services plus Base
         Management Fee as a % of Revenues        Additional Management Fee
         ---------------------------------        -------------------------

         55% and below                                 12.5% of Revenues
         55.01% to 65%                                 10.5% of Revenues
         65.01% to 75%                                  8.5% of Revenues
         75.01% to 80%                                  6.5% of Revenues
         80.01% or more                                   0% of Revenues

         6. The second sentence of Section 6.1.5 of the Management Agreement is hereby amended to read as follows:

                  "Said alternate Management Fee shall be an amount mutually agree upon between INMD and FCI within thirty days time from the Findings, but in no event shall be less than $2,313,000.00 per annum."

         7. Article 6 is hereby amended to add a new Section 6.1.7, effective July 1, 1999, as follows:

                  "6.1.7 The  Additional  Management Fee provided for in Section
                  6.1.4 shall be paid monthly to INMD; provided, however INMD will, on a quarterly basis, reconcile the monthly Additional Management Fee to the quarterly financial results of FCI's operations ("Quarterly Reconciliation"). The Quarterly Reconciliation shall be performed within 45 days after the end of each calendar quarter. To the extent the aggregate monthly Additional Management Fee paid to INMD for the applicable quarter is less or greater than the amount to which INMD is entitled for the applicable quarter, the amount previously paid to INMD for the applicable quarterly shall be adjusted to the Quarterly Reconciliation amount."

         8. All other provisions of the Management Agreement, as amended, not in conflict with this Amendment No. 6 remain in full force and effect.

         9. This Amendment No. 6 may be executed in any number of separate counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have signed this Amendment No. 6 the date first above written.

INTEGRAMED AMERICA, INC.



By:/s//Gerardo Canet
   ------------------------------
   Gerardo Canet, President & CEO



FERTILITY CENTERS OF ILLINOIS, S.C.



By:/s/Aaron S. Lifchez
   ------------------------------
   Aaron S. Lifchez, President